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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2002

                                 PAWNMART, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-13919                  75-2520896
  (State of incorporation)   (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

           2175 OLD CONCORD ROAD SE, SUITE 200, SMYRNA, GEORGIA 30080
                    (Address of principal executive offices)

                                 (678) 305-7211
                         (Registrant's telephone number)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

INTRODUCTION

On July 9, 2001, PawnMart, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court") in the case of PAWNMART, INC., DEBTOR, Case No. 01-44957-BJH-11.

On May 20, 2002 (the "Confirmation Date"), the Bankruptcy Court entered an order dated May 20, 2002 (the "Confirmation Order") confirming the first amended plan of reorganization filed by the Company under the Bankruptcy Code. A copy of the Confirmation Order, the First Amended Plan of Reorganization, as modified following the Confirmation Date (the "Plan"), and the related First Amended Disclosure Statement (the "Disclosure Statement") are attached as Exhibits 99.1, 99.2, 99.3 hereto and are incorporated herein by reference. The Plan became effective on May 31, 2002 (the "Effective Date").

Set forth below is a summary of the material terms of the Plan, the Company's equity interests outstanding as of the Effective Date and to be outstanding as of July 8, 2002 (the "Closing Date"), and information regarding the assets and liabilities of the Company as of May 4, 2002. The information set forth below is qualified in its entirety by reference to the Confirmation Order, the Plan, and the Disclosure Statement incorporated herein by reference. Capitalized terms used in this report but not defined herein shall have the same meanings as in the Plan.

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

Under the Plan, other than Administrative Claims and Priority Tax Claims which are unclassified, Claims against, and Interests in, the Company are classified in Classes 1 through 5. The following provides a summary of the treatment of Claims not classified under the Plan and the classification and treatment of all other Claims and Interests under the Plan. Reference should be made to the Plan and the Disclosure Statement for a complete description of the classification and treatment of such Claims and Interests.

TREATMENT OF CLAIMS NOT CLASSIFIED UNDER THE PLAN: All Administrative Claims, including the Administrative Claims of Hulen Pawn Shop Investors, L.L.C. for post-petition loans to the Company, will be paid in cash and in full on the Closing Date, unless otherwise agreed. Priority Tax Claims will be paid in full over a period equal to six (6) years following the date of assessment of each such Claim, in equal calendar-quarterly installments of principal plus interest at seven percent (7%) per annum, beginning on the first day of the first full calendar quarter following the Effective Date, and continuing on the first day of each calendar quarter thereafter until paid in full. If the Company fails to make a payment due under the Plan on a Priority Tax Claim within ten (10) days after receipt of written notice of default from any such Claimant, then such Claimant may enforce the entire amount of its Allowed Claim and exercise

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any and all rights and remedies such Claimant may have under applicable law.
Each holder of a Priority Tax Claim will retain any liens it may have against the Company's property under applicable law until such Priority Tax Claim is paid in full pursuant to the Plan.

CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS: The Plan classifies other Claims and Interests separately in accordance with the requirements of the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests. Only holders of Allowed Claims are entitled to receive consideration under the Plan. Allowed Claims are Claims that are not in dispute, are not contingent, are liquidated in amount, and are not subject to objection or estimation. Initial distributions of cash or other consideration specified in the Plan to the holders of Allowed Claims or Interests will be made on the Closing Date or as otherwise provided in the Plan, or as may be ordered by the Bankruptcy Court. In accordance with the Plan, unless otherwise provided in the Plan or the Confirmation Order, the treatment of any Claim or Interest under the Plan will be in full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim and Interest.

     CLASS 1 CLAIMS. Class 1 Claims consist of the Allowed Secured Claims of Comerica Bank ("Comerica"). Class 1 Claims shall be satisfied by the Company's execution on the Closing Date of new loan documents with Comerica establishing a new line of credit in the amount of $4,500,000, having the following basic terms: term of 18 months from the Effective Date; interest rate of Prime Rate plus 2%; advance rates of 70% on eligible pawn loan receivables and 60% on eligible inventory with a 2% reduction in the advance rate on Eligible Inventory each three months. The new loan will be secured by all of the assets of the Company, including the assets of CMHI (as herein defined) following the consummation of the Merger (as herein defined).

     CLASS 2 CLAIMS. Class 2 claims consist of all Allowed Claims entitled to priority treatment under Bankruptcy Code Section 507(a), except sub-Sections 507(a)(1), (2) and (8). Class 2 Claims shall be paid in full and in cash on the Closing Date.

     CLASS 3 CLAIMS. Class 3 Claims consist of Allowed Unsecured Claims of $1,000.00 or less. Allowed Class 3 Claims shall be paid in cash and in full on the Closing Date.

     CLASS 4 CLAIMS. Class 4 Claims consist of Allowed Unsecured Claims over $1,000.00. Holders of Class 4 Claims shall have the option of receiving $1,000.00 cash on the Closing Date or their pro rata share of new Common Stock totaling one hundred percent (100%) of the outstanding Common Stock of the Company on the Closing Date. The total number of shares of Common Stock to be issued to the holders of Class 4 Claims is anticipated to be approximately 2,280,000 shares.

     CLASS 5 INTERESTS. Class 5 Interests consist of all equity interests in the Company, including all common and preferred stockholders of the Company and all holders of options to purchase equity in the Company, as of the Confirmation Date. All Class 5 Interests shall be deemed canceled as of the Effective Date.

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THE COMPANY'S NEW CAPITAL STRUCTURE AND EQUITY OWNERSHIP

NEW CAPITAL STRUCTURE. Under the new capital structure, the Company has the authority to issue a total of Twelve Million Five Hundred (12,500,000) shares of stock, consisting of Two Million Five Hundred (2,500,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") issuable in series ("Series"), and Ten Million (10,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"). Of the Preferred Stock, One Million Two Hundred Fifty Thousand (1,250,000) shares are designated and known as Series A Preferred Stock (the "Series A Preferred Stock") and Five Hundred Thousand (500,000) shares are designated and known as Series B Preferred Stock (the "Series B Preferred Stock"). The remaining shares of Preferred Stock may be issued from time to time in one or more Series. The Board of Directors is expressly authorized to provide for the issue of all or any of the remaining unissued and undesignated shares of the Preferred Stock in one or more Series, and to fix the number of shares and to determine or alter for each such Series, such powers, designations, preferences, and relative rights and limitations thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The preferences, rights and voting powers (and the qualifications, limitations, or restrictions thereof) of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock are as follows:

     DIVIDENDS: Holders of the Series A Preferred Stock and Series B Preferred Stock are each entitled to receive an annual cumulative cash dividend of $0.25 per share, payable quarterly in arrears. Dividends on the Series A Preferred Stock and the Series B Preferred Stock will commence to accrue as of the Closing Date. The holders of Common Stock are entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company that are legally available therefor; provided, that no dividends shall be declared or paid on the Common Stock if accrued dividends on the Series A Preferred Stock or Series B Preferred Stock, as the case may be, have not been paid. The Company currently does not anticipate declaring and paying any cash dividends on the Common Stock.

     REDEMPTION: The Company is required to redeem, on a pro rata basis, 100,000 shares of Series A Preferred Stock on April 30, 2005, and on each anniversary date thereafter until April 30, 2010, when the Company is required to redeem the balance of the shares of Series A Preferred Stock then outstanding, at the rate of $5.00 per share plus all accumulated but unpaid dividends thereon. The Company has the right, but not the obligation, to redeem, on a pro rata basis, the Series B Preferred Stock at any time after April 30, 2009, at the rate of $5.00 per share plus all accumulated but unpaid dividends thereon.

     CONVERSION: The holders of Series A Preferred Stock have no conversion rights. The holders of the Series B Preferred Stock have the right, at any time after the Closing Date, and on or before April 30, 2009, to convert each share of Series B Preferred Stock into such number of shares of Common Stock determined by dividing $5.00 by the Conversion Price then in effect. The initial Conversion Price will be

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$1.4535 per share but is subject to anti-dilutive adjustment. Assuming the issuance of 2,280,000 shares of Common Stock to the holders of Class 4 Claims as described above, on the Closing Date the holders of Series B Preferred Stock have the right to convert the Series B Preferred Stock into 43% of the issued and outstanding shares of Common Stock, subject to increase consistent with any elections by Class 4 Claimants to receive $1000 in lieu of their pro rata share of Common Stock.

     LIQUIDATION PREFERENCE: In the event of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the assets of the Company available for distribution shall be distributed in the following order of preference:

     (a) to the holders of Series A Preferred Stock, in an amount per share equal to $5.00 per share (as such dollar amount may be adjusted for stock splits, combinations, reclassifications and the like with respect to the Series A Preferred Stock) plus all accumulated but unpaid dividends thereon; then

     (b) to the holders of Series B Preferred Stock, in an amount per share equal to $5.00 per share (as such dollar amount may be adjusted for stock splits, combinations, reclassifications and the like with respect to the Series B Preferred Stock) plus all accumulated but unpaid dividends thereon; and then

     (c)  to the holders of the Common Stock.

     VOTING: The holders of Series A Preferred Stock have no voting rights except as required by law. Except for the election of the members of the Board of Directors of the Company, the holders of the Series B Preferred Stock are entitled to vote upon all matters upon which holders of the Common Stock have the right to vote and are entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted, with such voting to be counted together with the Common Stock and not separately as a class. The holders of Common Stock have one vote in respect of each share of Common Stock held by such stockholder for all matters submitted to a vote of stockholders of the Company. Cumulative voting is not permitted. The Board of Directors will consist of seven members. The holders of a plurality of the shares of Series B Preferred Stock, voting as a class, are entitled to elect four members of the Board of Directors and the holders of a plurality of the shares of Common Stock, voting as a class, are entitled to elect three members of the Board of Directors.

     ISSUANCE OF COMMON STOCK: On the Closing Date, the Company will issue approximately 2,280,000 shares of Common Stock to the holders of Class 4 Claims, which, following the Merger, will represent approximately 57% of the issued and outstanding share of Common Stock of the Company, after giving effect to the conversion of all of the Series B Preferred Stock to be issued to the shareholders of CMHI pursuant to the Merger, as more fully described below, but subject to reduction consistent with any elections by Class 4 Claimants to receive $1000 in lieu of their pro rata share of Common Stock.

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Of the 2,280,000 shares of Common Stock to be issued to the holders of Class 4
Claims, 1,280,000 shares of Common Stock will be restricted from trading for a two-year period immediately following the Confirmation Date. The purpose in limiting the number of publicly-traded shares is to ensure that a "change in control" does not occur during the initial two-year period immediately following the Confirmation Date, so that the Company can retain unrestricted use of its approximate $20 million net operating tax loss carryforward. If a "change in control" occurs, the net operating tax loss carryforward would be lost, significantly impairing the future potential value of the Company. The balance of the shares of Common Stock to be issued to the holders of Class 4 Claims will not be subject to any trading restrictions. The Company intends to apply for reinstatement on the NASDAQ Small-Cap Market and list 1,000,000 shares of Common Stock for trading thereon.

MERGER WITH C/M HOLDINGS, INC. On the Closing Date, C/M Holdings, Inc. ("CMHI") will merge with and into the Company in a merger intended to qualify under
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Merger"). Pursuant to the Merger, shareholders of CMHI will receive Series A Preferred Stock and Series B Preferred Stock, as more fully set forth below. The Merger is subject to the approval of the shareholders of CMHI. A meeting of the shareholders of CMHI to consider resolutions to approve the Merger is currently scheduled to be held on July 3, 2002.

It is anticipated that as of the Closing Date, CMHI will provide over $7.5 million in net assets, of which at least $1.2 million will be in cash. An independent valuation of the net assets of CMHI will be performed by SWS Securities, Inc., financial consultants engaged by the Unsecured Creditors Committee. The estimated value of the Company as of the Closing Date immediately prior to the Merger is projected to be $2,616,716, based on the net book value of the assets after conversion of the Class 4 Claims to Common Stock, as described above.

The shareholders of CMHI will be issued 500,000 shares of Series B Preferred Stock pursuant to the Merger, convertible, on the Closing Date into approximately 1,720,000 shares of Common Stock, which will equal 43% of the issued and outstanding shares of Common Stock of the Company after the issuance of Common Stock to the holders of the Class 4 Claims, subject to increase consistent with any elections by Class 4 Claimants to receive $1000 in lieu of their pro rata share of Common Stock.

A value of $2,500,000 has been assigned to the Series B Preferred Stock to be issued to the shareholders of CMHI.

The number of shares of Series A Preferred Stock to be issued to the shareholders of CMHI pursuant to the Merger will be based on the net value of CMHI assets in excess of $2,500,000. The current value of the Series A Preferred Stock to be issued to shareholders of CMHI is estimated to be approximately $5 million based on the current value of CMHI net assets of $7.5 million. Based on such projected valuation a total of 700,000 shares of Series A Preferred Shares would be issued.

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THE COMPANY'S BOARD OF DIRECTORS

The Plan provides that as of the Effective Date, the initial Board of Directors of the Company will be comprised of six directors as follows: Dwayne A. Moyers, (who will serve as Chairman of the Board), Jeffrey A. Cummer, Robert Schleizer, James Richards, Donelly McMillan, and John Boudreau. The Plan further provides that the initial Board of Directors of the Company will serve until the first annual meeting of the stockholders of the Company anticipated to be held in July 2002. Effective as of the first annual meeting of stockholders, the number of directors will be increased to seven, four of which will be elected by the holders of the Series B Preferred Stock and three of which will be elected by the holders of the Common Stock.

Dwayne A. Moyers and Jeffrey A. Cummer are both directors of the Company and officers, directors, and principal shareholders of CMHI.

EXECUTIVE OFFICERS AND CERTAIN COMPENSATION MATTERS

As of the Effective Date, the executive officers of the Company are as follows:

     John Boudreau, President and Chief Executive Officer
     Robert Schleizer, Executive Vice President and Chief Financial Officer Roger Hogan, Chief Operating Officer

Dwayne A. Moyers and Jeffrey A. Cummer will receive an investment fee from the Company totaling $150,000, payable on the Closing Date. Each will also receive an annual salary of $75,000 from the Company. During the first two years immediately following the Closing Date, the salary is payable either in cash or shares of Series A Preferred Stock, at the election of the Company.

FINANCIAL INFORMATION

As of May 5, 2002, the estimated assets and liabilities of the Company on a historical cost basis were $9.2 million and $17.0 million, respectively, with additional liabilities subject to resolution totaling less than $150,000. Effective as of the Effective Date, the Company adopted the provisions of "fresh start accounting," which require the Company to restate all assets and liabilities to their fair values based upon the provisions of the Plan. The Company has not yet determined the impact of fresh start accounting on its historical consolidated financial statements.

FORWARD-LOOKING STATEMENTS

This report contains and incorporates forward-looking statements, including statements regarding the Company's continuing operations and business, future financial performance and financial condition. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual plans of the Company to differ materially from any future plans expressed or implied by such forward-looking statements. All forward-looking statements involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements contained

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in the Plan, the Disclosure Statement or this report for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time and it is not possible for the Company to predict all such factors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     The Exhibit Index attached hereto is incorporated by reference herein.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PAWNMART, INC.

DATE: June 4, 2002                     By: /s/ Robert W. Schleizer
                                           -------------------------------------
                                           Robert W. Schleizer, Executive Vice
                                           President and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION
   99.1      Confirmation Order dated May 20, 2002 (filed herewith)

   99.2 Debtor's First Amended Plan of Reorganization dated April 3, 2002 (filed herewith)

   99.3 Debtor's First Amended Disclosure Statement dated April 3, 2002 (filed herewith)